Exhibit 12.2

Certifications

I, David Lawrence, certify that:

1.	1 have reviewed this Amendment No. 1 to the Annual Report on Form 20-F of Acambis plc for the fiscal year ended December 31, 2003; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 8, 2005

By:

Name:	David Lawrence
Title:	Chief Financial Officer